                                                                                                                                                      Exhibit 99.1

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DIOD - Q2 2019 Diodes Inc Earnings Call

EVENT DATE/TIME: AUGUST 05, 2019 / 9:00PM GMTes Inc Earnings Call

EVENT DATE/TIME: AUGUST 05, 2019 / 9:00PM GMT

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brett R. Whitmire Diodes Incorporated - CFO

Emily Yang Diodes Incorporated - VP of Worldwide Sales & Marketing

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

C O N F E R E N C E C A L L P A R T I C I P A N T S

Gary Wade Mobley Wells Fargo Securities, LLC, Research Division - Senior Analyst

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Tristan Gerra Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Leanne K. Sievers Shelton Group - President

P R E S E N T A T I O N

Operator

Good afternoon, and welcome to Diodes Incorporated Second Quarter 2019 Financial Results Conference Call. At this time, all participants are ina listen-only mode. At the conclusion of today's conference call, instructions will be given for the question-and-answer session. (Operator Instructions)As a reminder, this conference call is being recorded today, Monday, August 5, 2019.

I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

Leanne K. Sievers - Shelton Group - President

Good afternoon, and welcome to Diodes' Second Quarter 2019 Financial Results Conference Call. I'm Leanne Sievers, President of Shelton Group,Diodes' Investor Relations firm. Joining us today are Diodes' President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Brett Whitmire; VicePresident of Worldwide Sales and Marketing, Emily Yang; and Director of Investor Relations, Laura Mehrl.

Before I turn the call over to Dr. Lu, I'd like to remind our listeners that the results announced today are preliminary as they are subject to thecompany finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. Assuch, these results are unaudited and subject to revision until the company files its Form 10-Q for its second quarter 2019.

In addition, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and managementmay make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the safe harborfor forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995.

Actual results may differ from those discussed today, and therefore we refer you to a more detailed discussion of the risks and uncertainties in thecompany's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q. In addition, any projections as to the company'sfuture performance represent management's estimates as of today, August 5, 2019. Diodes assumes no obligation to update these projections inthe future as market conditions may or may not change, except to the extent required by applicable law.

Additionally, the company's press release and management statement during this conference call will include discussions of certain measures andfinancial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliation of GAAP to non-GAAPitems, which provide additional details. Also, throughout the company's press release and management statements during this conference call,we refer to net income attributable to common stockholders as GAAP net income. For those of you unable to listen to the entire call at this time,a recording will be available via webcast for 90 days in the Investor Relations section of Diodes' website at www.diodes.com.

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

And now, I'll turn the call over to Diodes' President and CEO, Dr. Keh-Shew Lu. Dr. Lu, please go ahead.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you, Leanne. Welcome, everyone, and thank you for joining us today.

Diodes once again set new records across multifunctional metrics in the second quarter, including revenue, gross profit, EBITDA and net income.Gross margin also further expanded by 260 basis point year-over-year and 70 basis point sequentially as a result of record revenue in the automotiveand industrial end markets as well as from our Pericom IC products. Additionally, we continued to successfully drive increased profitability onincremental revenue growth with the first half 2019 revenue increasing 8% over the same period last year and non-GAAP net income increasingmore than 40% over the same period.

Of note, our above-market performance was achieved in the current global trade environment as a direct result of our past design wins and theexpanded customer content. Over the past year, we have been strategically focused on demand creation and deploying a total solution salesapproach that leverage our broadened product portfolio, contributing to our consistent share gain. I believe these proven strategies will continueto sustain Diodes' future growth and outperformance of our served market, while also driving increasing profitability and cash flow.

Additionally, our exceptional financial performance enabled us to aggressively reduce our long-term debt by $44 million during the quarter. Wenow have a $70 million net positive position of cash and short-term investments to our total debts, which provide us increased flexibility and theopportunity to consider strategic acquisitions.

With that, let me now turn the call over to Brett to discuss our second quarter financial results and our third quarter 2019 guidance in more detail.

Brett R. Whitmire - Diodes Incorporated - CFO

Thanks, Dr. Lu, and good afternoon, everyone. As part of my financial review today, I'll focus my comments on the sequential change for each ofthe line items and would refer you to our press release for a more detailed review of our results as well as the year-over-year comparisons.

Revenue for second quarter 2019 was a record $322 million, a 6.5% increase from $302.3 million in the first quarter 2019, due to continued strongperformance in Europe and North America as well as the automotive and industrial end markets. Gross profit for second quarter was a record $122million or 37.9% of revenue compared to $112.4 million or 37.2% of revenue in first quarter 2019. The 70 basis point sequential increase was primarilydue to record high revenue contribution from the automotive and industrial markets as well as Pericom products.

GAAP operating expenses for the second quarter 2019 were $73.5 million or 22.8% of revenue and $69 million or 21.4% of revenue on a non-GAAPbasis, which excludes $4.5 million of amortization of acquisition-related intangible asset expenses. This compares with GAAP operating expensesin the first quarter 2019 of $70.3 million or 23.3% of revenue and $65.8 million or 21.8% of revenue on a non-GAAP basis.

Total other expense amounted to approximately $639,000 for the quarter, including $2 million of interest expense and $496,000 for foreign currencylosses, partially offset by $1.2 million of other income and $633,000 of interest income. Income before taxes and noncontrolling interest in thesecond quarter 2019 amounted to $47.9 million compared to $42 million in the first quarter 2019.

Turning to income taxes. Our effective income tax rate for the second quarter was approximately 23.3%. GAAP net income for the second quarter2019 was a record $36.3 million or $0.70 per diluted share compared to $31.7 million or $0.62 per diluted share last quarter. The share count usedto compute GAAP diluted EPS for the second quarter 2019 was 51.6 million shares.

Second quarter 2019 non-GAAP adjusted net income was a record $40 million or $0.77 per diluted share, which excluded net of tax $3.7 million ofnoncash acquisition-related intangible asset amortization costs. This compares to non-GAAP adjusted net income of $35.4 million or $0.69 perdiluted share in the first quarter 2019.

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

EBITDA for the second quarter 2019 was a record $77.1 million or 23.9% of revenue compared with $69.9 million or 23.1% of revenue in the firstquarter 2019. We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income and GAAP netincome to EBITDA, which provides additional details.

Cash flow generated from operations was $40.6 million for the second quarter 2019. Free cash flow was $8.5 million, which included $32.1 millionfor capital expenditures, and net cash flow for the second quarter was negative $65.5 million, which includes the paydown of $44.1 million oflong-term debt as well as cash used to acquire Texas Instruments' Greenock, Scotland fab in early April and the final payment for building for ourEris subsidiary.

Turning to the balance sheet. At the end of second quarter, cash and cash equivalents plus short-term investments totaled approximately $242million. Working capital was $481.2 million and long-term debt, including the current portion, was $171.9 million. In terms of inventory, at the endof second quarter, total inventory days decreased to 100 in the quarter compared to 102 last quarter.

Total inventory dollars amounted to approximately $223 million, which reflects a $3.1 million increase in work in process, a $1.8 million increasein raw materials and a $1.5 million increase in finished goods after 4 consecutive quarters of finished good decreases. Finished goods inventorydays was 26, down from 27 in the first quarter of 2019. Capital expenditures on a cash basis for the second quarter 2019 were $32.1 million, whichincludes an $18.1 million final payment for a building for our Eris subsidiary.

Now turning to our outlook. Building on our strong first half revenue growth of 8% over first half 2018, during a time in which our served marketwas down more than 6%, further highlights our ability to deliver growth in a down market. For the third quarter, we expect revenue to beapproximately $324 million plus or minus 2%, which at the midpoint represents another quarter record and continued growth year-over-year aswell as further outperformance of our served markets.

We expect GAAP gross margin to be 37.8% plus or minus 1%. Non-GAAP operating expenses, which are GAAP operating expenses adjusted foramortization of acquisition-related intangible assets, are expected to be approximately 21% of revenue plus or minus 1%. We expect net interestexpense to be approximately $2 million.

Our income tax rate is expected to be 23.3% plus or minus 3%, and shares used to calculate diluted EPS for the third quarter are anticipated to beapproximately 52 million. Please note that purchase accounting adjustments of $3.8 million after-tax for Pericom and previous acquisitions are notincluded in these non-GAAP estimates.

With that said, I now turn the call over to Emily Yang.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales & Marketing

Thank you, Brett, and good afternoon. As Dr. Lu and Brett highlighted, second quarter revenue grew 6.5% quarter-over-quarter and 5.9% year-over-yearas we continue to reach new records across our business and gain increasing market shares. Looking more closely at second quarter revenue, pointof sales revenue was up, driven by the strong demand recovery in Asia. Distributor inventory in terms of weeks was flat in the second quarter andremains within our normal range of 11 to 14 weeks.

Looking at the global sales in the second quarter, Asia represented 74% of revenue, Europe 14% and North America 12%. In terms of our endmarkets, industrial was once again our largest representative end market at 29% of revenue, communications 23%, consumer 22%, computing16% and automotive 10% of revenue. During the same period in 2018, industrial was 27%, communications was 23%, consumer was 25%, computingwas 16% and automotive was 9%.

Now let me review the end markets in greater detail. Starting with the automotive market, we achieved another quarter of record revenue as wecontinue to benefit from past design win activity and expanded customer content. As I have discussed in the past, Diodes has been focused onstrategically deploying a total solution sales approach that leverage our broadened product portfolio, which has been a key contributor to ourconsistent share gain and growth in this market. From a product perspective, we have solid revenue growth in our switching diodes, Zener diodes,

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

Hall sensors, MOSFETs, LDOs and proprietary SBR product families. These products are targeted at a variety of applications, including battery-managedsystems, advanced driving assistance systems or ADAS, acoustic domain controllers, airbag control, lighting, body control, information display andgearshift level indicators.

During the quarter, we released a number of new automotive grade products, including real-time clocks, interface logic level shifters and Hallsensors. We saw design-ins in brushless DC motors, water pumps, power windows, electric horns and infotainment. Wireless chargers for portableequipment like mobile phones are becoming a popular feature of vehicles. Our Low Voltage Gate Driver fully AECQ qualified is designed into severalautomotive models. We also continue to see adoption in the automotive LED lighting segment, specifically in front side, rear side and interiorlighting, where we are winning designs for our LED Drivers with a number of automotive customers.

With the rapid increase of electronics in today's highly connected cars, robust ESD protection is becoming increasingly more important. We areseeing excellent design win momentum in the connected driving applications for our protection products in applications such as ADAS, telematicsand infotainment. Similar to automotive market, we also continue to set new record revenue in industrial end market as well growing 13.7%year-over-year.

Together with automotive, these two end markets represented 39% of total revenue. We are gaining increasing momentum in smart connectedlighting and commercial spot lighting applications for our SGT MOS technology and LED drivers. Drones and laser scanner are also driving growthin the industrial end market for our Zener Diodes and also continue to secure more designins with DC fan applications for regulator transistors,gate drivers and bipolar transistors.

With the rapid adoption of high-speed interface across multiple end applications in the IoT market space, ESD protection is getting more importantfor data links as well. We are seeing multiple design wins for our data line platform, which offers best-in-class ESD clamping voltage performance,while minimizing capacitance loading on the data lines.

Also during the quarter, we added new product in smaller package with DC-DC converter that are suitable for home applications, power tools andother industrial applications. Our newly released wide-V in LDOs are gaining strong momentum in this market, especially for e-meters and detectorapplications as well as DC-DC buck converters in solar inverter applications and high-voltage Hall sensors in power tools.

Turning to consumer market, Diodes protection product continue to gain traction in all type of panel applications. Our new miniature superhigh-surge performance protector products have been designed into earphones, wearables, portable devices, TVs and smart speakers. We alsosaw significant revenue growth for BJT products, driven by TV and monitor design wins.

We also secured increasing design wins for our standard recovery rectifiers, low-voltage Hall sensors and TVS products in large panel TVs, cloud-basedcameras, robotic vacuums and lawnmowers,while switching diodes had solid growth in white goods home appliances. Our Zener diodes were alsodesigned into smart thermostats as well as power sound systems.

Diodes also continued to gain strong momentum in Quick Charger and Direct Charger applications with our USB-Power Delivery solutions, whichhelp reduce the charging time of batteries. We also continue to gain increasing traction in Virtual Reality applications where our newly releasedand first-in-the-market integrated high-speed MUX for USB 3.1 and USB 2.0 are seeing new design wins.

In the communication market, the transition from 3G to 4G and then 4G to 5G has become the major trend to meet the requirement of significantspeed upgrades and large amount of bandwidth. Our products are well aligned to this trend with our clock buffer solutions currently being designedinto 5G base stations. These product are used as critical sampling clocks for the Base Band Unit and Remote Radio Unit. Diodes' diverse clockportfolio and superb jitter performance are the key technical factors for this applications. In addition, we see traction in 5G applications for discrete,power management and connectivity products, including USB ReDrivers and switches, and are also gaining traction in other communicationapplications such as new Voice Over IP phones, telecom power products as well as data networks and gateways. Also in the communicationsmarket, mobile phone and peripheral applications continue to grow growth for our protection and power switch products. Our gate drivers havebeen successfully designed into latest wireless charging transmitter module, while our SBR and Schottky product continue to gain increasing

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

penetration in IoT, mobile and smartphone markets by offering products with a thinner profile and compact dimensions. Design wins are alsobeing achieved with higher variable bit rate products for applications such as POE, server power and data centers.

Lastly, in the computer market, revenue increased 13.5% sequentially as a result of increasing traction for our Pericom product family. Power densityand efficiency are fueling the development of the hardware evolution, and Diodes is actively engaged in this market with nLD MOSFETs in DC-DCpower conversion and ultra-low Ron PMOS for load switch for battery management in computing application.

During the quarter, we saw strong revenue growth for our standard recovery rectifiers and synchronous rectifier functional array products in serverpower and fan applications. Along with this trend we also saw growth for our power switches and wide-Vin LDOs in notebooks and high-currentLDOs in server applications.

Additionally, our protection product along with timing, signal integrity, USB Type-C switches, ReDrivers, charging and power management productsare seeing significant activity in notebooks, tablets and PC applications. Further, our focus and momentum in the clock computing segmentcontinues as our new products for timing, signal integrity and switching are being designed into server and data center applications.

In summary, our achievement of record results in the second quarter underscore Diodes' solid positioning across our global customer base as wellas the benefit from our past design win activity and new product initiatives. Additionally, we continue to gain increasing content at customers withour expanded product portfolio, including our Pericom product family. Our consistent performance continues to set Diodes apart, especially duringthe current market environment. We look forward to providing our continuous progress next quarter.

With that, we now open the floor to questions. Operator?

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) And our first question is from Tristan Gerra with Baird.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Could you talk about your progress on 8-inch capacity ramp? And is that helping gross margin?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

You are talking about the GFAB or...

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Correct. Yes, the -- actually fab 2 in Shanghai.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. That's our SFAB, okay. Our SFAB 8-inch is going to be ramped up. And so in the second quarter, we are fully ramped up, and, of course, it iscreating a gross profit for us. And due to the cost, it's cheaper. And due to the coolant and the capability, it's new on area. And we are able to loadit while in the past, we had the capacity constraint on the MOSFET. So it help on the gross margin improvement.

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Great. And then given the macro, which you've obviously outpaced very nicely with the share gains, how should we look at your gross margintrajectory medium term? Do you feel that you can sustain gross margin at current level? Any commentary that you can provide medium term?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, the economic situation is actually slowed down. We all know that, but Diodes continue increase the market share. We continue gaining thegrowth, gaining the revenue. If you compare even at the midpoint of our third quarter, you look at the 9 months of this year versus 9 months oflast year, we actually going to grow 5.4%. And on top of 2018 versus 2017, we grew 15%. So year-over-year last year 15%. This year 9 months, versus9 months, we're going to grow 5.4%. Therefore, even the market is soft, which everybody knows, the TAM actually going down, but our demandstill there. So we -- our capacity is still utilized quite well, and thus far simply we still continue somewhere around 37.5% to 37.8%, in that range.We continue to improve. So I still feel good about our gross margin, and I believe we still can continue in that kind of range. While we do haveseasonality or typically a price erosion, we don't need to particularly erode our price too much to gain the capacity or realize that capacity.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Okay. That's great. And then just last very quick one. Any color you can provide on your -- on TAM utilization rate?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Our utilization -- do you have that, the front end and back end?

Brett R. Whitmire - Diodes Incorporated - CFO

Oh, yes. So the utilization rate for back ends is running in the kind of mid 90s. So it's running good in terms of -- and that's what we see. So we'reable to modulate some of the things we outsource. So the internal utilization has been pretty good.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Yes. You know the way we set our model, 80% for local fab and 95% for AP consider as full because you cannot really full all the capability or allthe packages. Therefore, we typically use 95% as full. That means majority of our capacities are full, maybe here, there has some unused capacitydue to special packages. So based on that, we still -- our local fab and our AP's still quite good. And that's why we are able to maintain our grossmargin. And we've seen, since our revenue did not go down, our loading situation is going to be the same. So we don't see a issue from that pointof view.

Operator

Our next question comes from Shawn Harrison with Longbow Research.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

If we look into the September quarter or even the back half of the year, either Dr. Lu or Emily, what end markets are you seeing continued strength,either on a sequential or a year-over-year basis versus kind of further contraction or incremental weakness?

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, that's separate into 2 things. One is the general market. Okay. We believe the general market this year is weakened compared with last year.And that's why everybody started guidance year-over-year growth is either negative or flat. And so that is the general market. Okay. And -- but ifyou look at the Diodes, we are fighting very hard during the slowdown market and able to continue keep us on the growth path. And I know it'sgetting harder, but we still committed to continue growth year-over-year, okay. And so automotive actually you see -- we see the slowdown inautomotive, and virtually Diodes can grow our automotive revenue by increasing the content. Industrial, I said that the first half for us is very good.We have been setting the rate curve for the industrial, and we do see some slowdown in U.S. and Europe. That's where our major one is, but wedon't have very strong industrial in Asia. But automotive, we do have very strong in Asia, and we still continue increase our revenue in Asia or inChina in particular. So overall, the market do slow down. Diodes, we're hoping we can continue our year-over-year growth. Especially our first halfwe already grow 7% or 8%.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales & Marketing

8%.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

8%, okay? And then even including the third quarter, the 9 months of year-over-year, we are going to grow 5.4%. So we still continue to push ourrevenue growth.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Okay. Great. And as a follow-up, Emily or Dr. Lu, the point-of-sale versus point of acquisition number for distribution. Was there a big variance thisquarter? Did you see any notable destocking in distribution?

Emily Yang - Diodes Incorporated - VP of Worldwide Sales & Marketing

No. So as I reported, right, our channel inventory is within our normal range, 11 to 14 weeks. If I compare quarter-to-quarter, it's pretty flat. So wemanage it very closely for the channel inventory. So that's really what we've been doing.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Okay. And then the last...

Emily Yang - Diodes Incorporated - VP of Worldwide Sales & Marketing

Yes. So for the point-of-sale, we do actually see good recovery from Asia as I reported in my script. So I think that that's really encouraging to see.So that will be -- that's a good momentum that we want to continue.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Great. And then last from me. Why don't you just get some, I guess, an answer on the rise in your intercompany sales? I know there's been somequestions about how that's changed over the past 12 months, and I don't know if that's a factor of moving fabs around, other issues at work. Butif you could just speak to kind of the rise of intercompany sales that we've seen over the past 12 months.

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

Brett R. Whitmire - Diodes Incorporated - CFO

The biggest change in the intercompany sales is operating in more of a global supply company way in terms of how we move our product andinteract with our internal and external manufacturers. You also see some optimization occurring with our customers regarding how they want totake products, where they want to receive that product and how we'll serve them. So that's the biggest changes that you see in that.

Operator

(Operator Instructions) And our next question is from Gary Mobley with Wells Fargo Securities.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Can you hear me okay?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Yes.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Let me extend my congratulations again on a solid first half of the year. I realize that there's not a whole lot of tariff headwind to your product thatyou're specifically selling, but you do sell heavily into the Taiwanese ODM supply chain. Much of that product is consumer-oriented. And we havevarious tariff implementation dates the most recent of which is coming up here the first day of September. And so have you been seeing any pullforward of demand from your Taiwanese ODM customers that are trying to get ahead of these tariff implementation dates?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. Number one, these strength into tariff on this 300 billion is already talking for (inaudible). So we do have customers, or their CMs, who wantto move their assembly, outside of China. The talk -- all in all, here and there, we do see that. And some of them actually always taking the actionmove to South Asia or Taiwan. They already -- some of the CM do actually take actions. Now for our product and our product, we ship to the CM.So if they move, we just ship according to where they want us to ship. So we don't really see that much effect due to that. Now the new announcementjust announced several days ago, and so I don't have any reaction to the market or any market reaction right away yet. So talking -- I've been talkingany particular reaction after the new announcement, I just came back from Taiwan, not nice, but unfortunately business is done fine before thebig case. So I don't really see any reaction.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Okay. Now you guys have obviously taken a lot of market share in the first half of the year, probably the most notable share gain period that youhad in the company's history. And so I was wondering if you could talk about the types of competitors that you're taking share from. Is it theold-world Japanese IDMs? Is it some of the former U.S. competitors that have been acquired by other U.S. companies, that left some market sharefor you to gain? And I know your products are great products and you probably won the design wins on your own technical merits of the products,but is it just an easy environment to take share given that other people perhaps have deemphasized products that you're promoting?

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AUGUST 05, 2019 / 9:00PM, DIOD - Q2 2019 Diodes Inc Earnings Call

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, Gary, I think I already talking about this for several times. And number one, I really don't like to pulling out our competitors, the names, becauseit's not really polite to tell them we get the share out of them. Okay. So I don't want them, the company's name, but basically our growth comingfrom content increase, so the increase in sales. Content increase -- you know take automotive. Compared with 5 years ago, the electronics contenton automotive do increased significantly. And therefore, since our design, our growth in automotive area is not the vehicle growth, it is really dueto the content growth. The vehicle might grow some. Even back recently it actually gone down. But our content increase overcome that significantly.

If you look at our automotive growth, CAGR, the last 5 years is 35%. And even this year, with the slow down, we're still looking at 20-somethingpercent -- the automotive revenue increased. So agreed, the market slow down. We gain it? No,. I don't want to say we take the share from companyA or B. I don't want to say that. I want to say due to the content increase, we take advantage of that, and we grow our revenue. Industrial, is thesame thing. We have solution set through all the acquisitions in the past, including Pericom, including BCD, even including the Zetex. We are --acquisitions give us very complete product portfolio. So Emily is able to convert our component sales into solution sales. So now we bring thewhole solution to our customer and to the same application different customer to show them what is our product portfolio to get into that solution.So when we sell, we are no longer component sales. We are now a solution sales. That's the second one.

The third one is really due to the past several major acquisitions in a semiconductor space, we automatically provide a second-source opportunityto our customer. So by the industry consolidation, we, Diodes, is virtually -- have the good quality, good product and good solution. We willautomatically to be the second source of our customer. And number four, with all of our acquisitions, we now can have a lot of synergies andcross-sales to each other for the map. And so if you take in those 4 things, content increase, solution sales, major industry consolidation and ourM&A, it give us the opportunity and the chance to grow better than our competitor. So it's not only 1 thing or take away from 1 customer. This isthe way we can continue growth and gain the market share in the past and will continue in the future too.

Operator

Thank you. And this concludes our Q&A session for today. I would like to turn the call back to Dr. Lu for his final remarks.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you for your participation on today's call. Operator, you may now disconnect.

Operator

Thank you, everyone, for joining our call today. You may now disconnect. Have a wonderful day.

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